SUB-ITEM 77Q1(A)

Revised Appendix A to the By-Laws

Appendix A, dated October 19, 2017 to the Master Amended and Restated By-Laws for MFS Series Trust XV, dated January 1, 2002 as revised through May 2, 2016, is contained in Post-Effective Amendment No. 59 to the Registration Statement of MFS Series Trust VII (File Nos. 2-68918 and 811-3090), as filed with the Securities and Exchange Commission via EDGAR on November 27, 2017, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.






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